EXHIBIT 99.2

90-92 Main Street, P.O. Box 58
Wellsboro, PA   16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864

FEDERAL DEPOSIT INSURANCE CORP
June 30, 2010	QUARTERLY REPORT

Dear Shareholder:

I am pleased to report net income of $4.5 million for the second quarter of 2010 which is a $13.6 million increase over the second quarter of 2009 and $0.4 million higher than the first quarter of 2010.  As we have previously reported, second quarter 2009 net income was adversely effected by $19.8 million other-than-temporary impairment “OTTI” charges on available-for-sale securities.  Core earnings for the second quarter of 2010 are 12% higher than the second quarter of 2009.  Year-to-date earnings for 2010 of $8.6 million are $25 million higher than the first half of 2009.

Over the past year assets have increased 3.21% while deposits and repo sweeps have grown 8.29%.  Net loans have declined slightly over the past year but rose in the second quarter with increased activity as a result of the Marcellus Shale gas exploration in our market.  Nonperforming assets to total assets remains at a relatively low level of 0.81%

Our employees and the Board of Directors continue to strive in our mission to return Citizens & Northern Bank to the pinnacle of community banks and to enhance shareholder value.  We solicit your continued support, trust and confidence.

Charles H. Updegraff, Jr.
President and
Chief Executive Officer

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler
Edward L. Learn	Charles H. Updegraff, Jr.

DIRECTORS EMERITI

R. Robert DeCamp	Karl W. Kroeck

CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
514 Main Street, LAPORTE, PA 18626	570-946-4011
4534 Williamson Trail LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
612 James Monroe Avenue, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
24 Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148

TRUST & FINANCIAL MANAGEMENT GROUP

90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
1827 Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000
10 N Main Street, Coudersport, PA 16915	800-921-9150
135 East Fourth Street, Emporium, PA 15834	814-486-1112

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	2ND	1ST	2ND	6 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	JUNE 30,
	2010	2010	2009	2010	2009
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$ 15,386	$ 15,733	$ 17,341	$ 31,119	$ 34,912
Interest Expense	5,036	5,260	6,164	10,296	12,770
Interest Margin	10,350	10,473	11,177	20,823	22,142
Provision (Credit) for Loan Losses	76	207	93	283	(80)
Interest Margin After Provision (Credit) for Loan Losses	10,274	10,266	11,084	20,540	22,222
Other Income	3,186	3,445	3,054	6,631	5,820
Net Gains (Losses) on Available-for-sale Securities	319	58	(18,995)	377	(35,674)
Other Expenses	7,629	7,894	9,158	15,523	17,796
Income (Loss) Before Income Tax Provision (Credit)	6,150	5,875	(14,015)	12,025	(25,428)
Income Tax Provision (Credit)	1,281	1,437	(5,284)	2,718	(9,672)
Net Income (Loss)	4,869	4,438	(8,731)	9,307	(15,756)
U.S. Treasury Preferred Dividends	372	373	373	745	682

Net Income (Loss) Available to Common Shareholders	$ 4,497	$ 4,065	$ (9,104)	$ 8,562	$ (16,438)

Adjustments to Calculate Core Earnings (a):
Net Income (Loss)	$ 4,869	$ 4,438	$ (8,731)	$ 9,307	$ (15,756)
Add: OTTI Losses	2	431	19,780	433	36,460
Less: Realized gains on assets previously written down	(51)	(284)	(261)	(335)	(291)
Add/Less: Income Tax (b)	(208)	(50)	(6,636)	(258)	(12,298)
Core Earnings (a)	$ 4,612	$ 4,535	$ 4,152	$ 9,147	$ 8,115
Core Earnings Available to Common Shareholders (a)	$ 4,240	$ 4,162	$ 3,779	$ 8,402	$ 7,433

PER COMMON SHARE DATA:
Net Income (Loss) - Basic	$0.37	$0.34	($1.01)	$0.71	($1.83)
Net Income (Loss) - Diluted	$0.37	$0.34	($1.01)	$0.71	($1.83)
Dividend Per Share	$0.09	$0.08	$0.24	$0.17	$0.48
Number Shares Used in Computation - Basic	12,125,072	12,113,584	8,973,531	12,119,358	8,964,850
Number Shares Used in Computation - Diluted	12,125,072	12,113,584	8,973,531	12,119,358	8,964,850
Number Shares Used in Computation - Diluted - for
Ratios Based on Core Earnings (a)	12,125,072	12,113,584	8,987,999	12,119,358	8,973,687

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	JUNE 30,	MARCH 31,	JUNE 30,
	2010	2010	2009
ASSETS
Cash & Due from Banks	$ 83,652	$ 77,174	$ 51,279
Trading Securities	-	-	547
Available-for-sale Securities	426,246	436,297	415,791
Loans, Net	715,363	711,996	719,347
Intangible Assets	12,356	12,400	12,607
Other Assets	101,082	109,444	97,438
TOTAL ASSETS	$ 1,338,699	$ 1,347,311	$ 1,297,009

LIABILITIES
Deposits	$ 968,540	$ 952,471	$ 885,944
Repo Sweep Accounts	28,132	31,444	34,390
Total Deposits and Repo Sweeps	996,672	983,915	920,334
Borrowed Funds	173,831	201,031	226,658
Other Liabilities	6,701	6,881	13,459
TOTAL LIABILITIES	1,177,204	1,191,827	1,160,451

SHAREHOLDERS' EQUITY
Preferred Stock	25,833	25,791	25,664
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	134,229	130,661	128,809
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	1,684	(718)	(17,560)
Defined Benefit Plans	(251)	(250)	(355)
TOTAL SHAREHOLDERS' EQUITY	161,495	155,484	136,558
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 1,338,699	$ 1,347,311	$ 1,297,009

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	6 MONTHS ENDED		%
	JUNE 30,		INCREASE
	2010	2009	(DECREASE)
EARNINGS PERFORMANCE
Net Income (Loss)	$ 9,307	$ (15,756)	NM
Return on Average Assets	1.39%	-2.43%	NM
Return on Average Equity	11.91%	-21.55%	NM
Core Earnings (a)	$ 9,147	$ 8,115	12.72%
Core Earnings/Average Assets (a)	1.37%	1.25%	9.60%
Core Earnings/Average Equity (a)	11.70%	11.10%	5.41%

BALANCE SHEET HIGHLIGHTS
Total Assets	$ 1,338,699	$ 1,297,009	3.21%
Available-for-Sale Securities	426,246	415,791	2.51%
Loans (Net)	715,363	719,347	-0.55%
Allowance for Loan Losses	8,461	7,681	10.15%
Deposits and Repo Sweep Accounts	996,672	920,334	8.29%

Trust Assets Under Management	558,344	553,058	0.96%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.71	($1.83)	NM
Net Income - Diluted	$0.71	($1.83)	NM
Core Earnings - Basic (a)	$0.69	$0.83	-16.87%
Core Earnings - Diluted (a)	$0.69	$0.83	-16.87%
Dividends	$0.17	$0.48	-64.58%
Common Book Value	$11.18	$12.35	-9.47%
Tangible Common Book Value	$10.17	$10.95	-7.12%
Market Value (Last Trade)	$10.70	$20.57	-47.98%
Market Value / Common Book Value	95.71%	166.56%	-42.54%
Market Value / Tangible Common Book Value	105.21%	187.85%	-43.99%
Price Earnings Multiple	7.54	NM	NM
Dividend Yield	3.18%	4.67%	-31.91%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	9.30%	7.65%	21.57%
Nonperforming Assets / Total Assets	0.81%	0.84%	-3.08%
Allowance for Loan Losses / Total Loans	1.17%	1.06%	10.38%
Risk Based Capital Ratio	19.09%	14.69%	29.95%

AVERAGE BALANCES
Average Assets	$1,334,412	$1,296,535	2.92%
Average Equity	156,333	146,214	6.92%

NM - Not meaningful.

(a) Core Earnings is an earnings performance measurement which management has defined to exclude other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized. Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles
(GAAP). Management believes Core Earnings information is meaningful for evaluating the
Corporation's operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and other securities. The disclosure of Core Earnings should not be viewed as a substitute for results determined in accordance with
GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. This table includes a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure.

(b) Income tax has been allocated to non-core gains and losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes. A valuation allowance of $886,000 was recorded in the third quarter 2009, was reduced to $373,000 in the fourth quarter 2009 and was further reduced to
$148,000 in the 2nd quarter 2010.